Exhibit 99.1

Federated Hermes, Inc. reports second quarter 2023 earnings
•Q2 2023 earnings per diluted share of $0.81
•Total assets under management reach a record high of $704.0 billion
•Money market assets reach a record $509.0 billion
•Board declares $0.28 per share dividend
(PITTSBURGH, Pa., July 27, 2023) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.81 for Q2 2023, compared to $0.64 for the same quarter last year, on net income of $72.2 million for Q2 2023, compared to $57.7 million for Q2 2022.
Federated Hermes' total managed assets were a record $704.0 billion at June 30, 2023, up $72.1 billion or 11% from $631.9 billion at June 30, 2022 and up $3.0 billion or less than 1% from $701.0 billion at March 31, 2023. Total average managed assets for Q2 2023 were $705.3 billion, up $87.4 billion or 14% from $617.9 billion reported for Q2 2022 and up $25.9 billion or 4% from $679.4 billion for Q1 2023.
"In the second quarter, Federated Hermes benefited from a breadth of investment offerings and robust client relationships, as record assets under management were again driven by money market asset increases from the prior quarter," said J. Christopher Donahue, president and chief executive officer. "Investors showed interest in Federated Hermes' international equity offerings and strategies that rely on our proprietary MDT quantitative models. For the second consecutive quarter, we also saw more than $1 billion of net flows into our core multisector bond strategies, which seek attractive opportunities by allocating across investment-grade corporate, high yield, structured product, municipal and international sectors."
Federated Hermes' board of directors declared a dividend of $0.28 per share. The dividend is payable on Aug. 15, 2023 to shareholders of record as of Aug. 8, 2023. During Q2 2023, Federated Hermes purchased 1,236,199 shares of Federated Hermes class B common stock for $43.4 million.
Equity assets were $83.0 billion at June 30, 2023, up $2.0 billion or 2% from $81.0 billion at June 30, 2022 and down $0.6 billion or 1% from $83.6 billion at March 31, 2023. Top-selling equity funds during Q2 2023 on a net basis were Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes International Leaders Fund and Federated Hermes MDT All Cap Core Fund.
Fixed-income assets were $87.4 billion at June 30, 2023, up $1.1 billion or 1% from $86.3 billion at June 30, 2022 and down $0.1 billion or less than 1% from $87.5 billion at March 31, 2023. Top-selling fixed-income funds during Q2 2023 on a net basis were Federated Hermes Total Return Bond Fund, Federated Hermes Government Ultrashort Fund, Federated Hermes SDG Engagement High Yield Credit Fund (UCITS), Federated Hermes Total Return Bond Collective Investment Fund and Federated Hermes Conservative Municipal Microshort Fund.
Alternative/private markets assets were $21.6 billion at June 30, 2023, down $0.2 billion or 1% from $21.8 billion at June 30, 2022 and up $0.4 billion or 2% from $21.2 billion at March 31, 2023.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2023 earnings	Page 2 of 13
Money market assets were a record $509.0 billion at June 30, 2023, up $69.3 billion or 16% from $439.7 billion at June 30, 2022 and up $3.2 billion or 1% from $505.8 billion at March 31, 2023. Money market fund assets were a record $364.0 billion at June 30, 2023, up $66.0 billion or 22% from $298.0 billion at June 30, 2022 and up $6.7 billion or 2% from $357.3 billion at March 31, 2023.
Financial Summary
Two transactions impacted Q2 2023 results, with the net after-tax impact of these two transactions resulting in a loss of approximately $800,000.
In the first transaction, a shareholder in a private equity fund sold a portion of their investment to a third-party. As part of the terms of this sale, $25.1 million of carried interest was recorded as revenue, $17.5 million was recorded as related compensation expense and approximately $175,000 was recorded as professional service fee expense.
In the second transaction, as part of a restructuring of an infrastructure fund, Federated Hermes purchased certain limited partners’ rights to receive future carried interest at fair value, which was calculated by a third-party to be approximately $9.8 million. This expense is included in Other expense.
Due to the restructuring, an existing clawback risk on previously earned carried interest was removed, resulting in revenue recognition of $14.2 million of carried interest, as well as $8.8 million of related compensation expense.
The purchase of limited partners’ carried interest rights and related legal and professional fees were not deductible for tax purposes. As a result, the effective tax rate of 27.4% in Q2 2023 was higher than the expected rate of 24%-26%.
Total carried interest and performance fee revenue for Q2 2023 was $39.4 million, of which $25.5 million was recorded as compensation expense and paid to the other carried interest holders.
Q2 2023 vs. Q2 2022
Revenue increased $67.2 million or 18% primarily due to an increase in total carried interest and performance fees of $36.9 million, including $24.6 million of carried interest from consolidated carried interest vehicles, an increase in revenue due to higher average money market assets and the elimination of voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
During Q2 2023, Federated Hermes derived 54% of its revenue from long-term assets (28% from equity, 15% from alternative/private markets and multi-asset, and 11% from fixed-income), 45% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $61.2 million or 22% primarily due to increased compensation expenses resulting from consolidated carried interest vehicles of $24.4 million and an increase in distribution expense due to the elimination of voluntary yield-related fee waivers and higher average managed money market fund assets.
Nonoperating income (expenses), net increased $24.8 million primarily due to a decrease in the market value of investments in Q2 2022 compared to a minimal change in the market value of investments in Q2 2023.

Federated Hermes reports Q2 2023 earnings	Page 3 of 13
Q2 2023 vs. Q1 2023
Revenue increased $51.0 million or 13% primarily due to an increase in total carried interest and performance fees of $38.0 million, including $25.9 million of carried interest from consolidated carried interest vehicles, and an increase in revenue from higher average money market assets. These increases were partially offset by a decrease in revenue due to lower average equity assets.
Operating expenses increased $37.8 million or 13% due to increased compensation expenses resulting from consolidated carried interest vehicles of $25.7 million and an increase in other expense due to fund reorganization costs.
Nonoperating income (expenses), net decreased $5.2 million primarily due to an increase in the market value of investments in Q1 2023 compared to a minimal change in the market value of investments in Q2 2023.
YTD 2023 vs. YTD 2022
Revenue increased $124.6 million or 18% primarily due to the elimination of voluntary yield-related fee waivers, an increase in revenue from higher average money market assets and an increase in total carried interest and performance fees of $38.2 million, including $24.4 million of carried interest from consolidated carried interest vehicles. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
For the first half of 2023, Federated Hermes derived 53% of its revenue from long-term assets (30% from equity, 12% from fixed-income and 11% from alternative/private markets and multi-asset), 46% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $117.4 million or 23% primarily due to an increase in distribution expense resulting from the elimination of voluntary yield-related fee waivers and increased compensation expenses resulting from consolidated carried interest vehicles of $24.3 million.
Nonoperating income (expenses), net increased $43.9 million primarily due to an increase in the market value of investments in the first six months of 2023 compared to a decrease in the market value of investments for the same period in 2022.
Impact of voluntary yield-related fee waivers
There were no voluntary yield-related fee waivers during the three and six months ended June 30, 2023. During the three and six months ended June 30, 2022, voluntary yield-related fee waivers totaled $9.5 million and $85.3 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $9.0 million and $66.5 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $0.5 million and $18.8 million, respectively, for the three and six months ended June 30, 2022.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on July 28, 2023. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 28, 2023. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 48660. The online replay will be available via FederatedHermes.com/us for one year.

Federated Hermes reports Q2 2023 earnings	Page 4 of 13
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $704.0 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 9% of money market fund managers and the top 10% of fixed-income fund managers2. Federated Hermes also ranks as the 5th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of June 30, 2023.
2) Morningstar, June 30, 2023. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q1 2023.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2023 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2022 to Q2 2023	Quarter Ended	% Change Q1 2023 to Q2 2023
	June 30, 2023	June 30, 2022		March 31, 2023
Revenue
Investment advisory fees, net	$310,337	$258,043	20%	$263,982	18%
Administrative service fees, net—affiliates	85,199	70,182	21	79,180	8
Other service fees, net	37,696	37,783	0	39,027	(3)
Total Revenue	433,232	366,008	18	382,189	13

Operating Expenses
Compensation and related	159,883	128,086	25	136,878	17
Distribution	97,086	84,243	15	93,333	4
Systems and communications	22,074	18,446	20	19,972	11
Professional service fees	19,099	13,976	37	16,220	18
Office and occupancy	11,404	10,512	8	12,874	(11)
Advertising and promotional	5,109	4,736	8	4,342	18
Travel and related	3,835	3,328	15	3,231	19
Intangible asset related	3,418	3,091	11	3,326	3
Other	12,935	7,272	78	6,847	89
Total Operating Expenses	334,843	273,690	22	297,023	13
Operating Income	98,389	92,318	7	85,166	16

Nonoperating Income (Expenses)
Investment income (loss), net	5,289	(19,308)	127	10,312	(49)
Debt expense	(3,118)	(3,350)	(7)	(3,125)	0
Other, net	(15)	(13)	(15)	122	(112)
Total Nonoperating Income (Expenses), net	2,156	(22,671)	110	7,309	(71)
Income before income taxes	100,545	69,647	44	92,475	9
Income tax provision	27,543	18,889	46	21,009	31
Net income including the noncontrolling interests in subsidiaries	73,002	50,758	44	71,466	2
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	827	(6,899)	112	1,865	(56)
Net Income	$72,175	$57,657	25%	$69,601	4%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.81	$0.64	27%	$0.78	4%
Weighted-Average Shares Outstanding
Basic	84,930	85,563		84,875
Diluted	84,939	85,563		84,875
Dividends Declared Per Share	$0.28	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $3.5 million, $3.1 million and $3.5 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2023, June 30, 2022 and March 31, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2023 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2023	June 30, 2022	% Change
Revenue
Investment advisory fees, net	$574,318	$491,037	17%
Administrative service fees, net—affiliates	164,378	143,689	14
Other service fees, net	76,725	56,046	37
Total Revenue	815,421	690,772	18

Operating Expenses
Compensation and related	296,761	262,051	13
Distribution	190,420	132,804	43
Systems and communications	42,046	37,940	11
Professional service fees	35,320	27,444	29
Office and occupancy	24,278	21,835	11
Advertising and promotional	9,451	7,468	27
Travel and related	7,066	5,123	38
Intangible Asset Related	6,743	6,425	5
Other	19,781	13,415	47
Total Operating Expenses	631,866	514,505	23
Operating Income	183,555	176,267	4

Nonoperating Income (Expenses)
Investment income (loss), net	15,601	(29,909)	152
Debt expense	(6,243)	(4,571)	37
Other, net	107	68	57
Total Nonoperating Income (Expenses), net	9,465	(34,412)	128
Income before income taxes	193,020	141,855	36
Income tax provision	48,552	36,500	33
Net income including the noncontrolling interests in subsidiaries	144,468	105,355	37
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,692	(8,165)	133
Net Income	$141,776	$113,520	25%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.59	$1.24	28%
Weighted-Average Shares Outstanding
Basic	84,902	86,911
Diluted	84,907	86,911
Dividends Declared Per Share	$0.55	$0.54
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $7.0 million and $5.5 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2023 and June 30, 2022, respectively, was excluded from the computation of basic earnings per share.

Federated Hermes reports Q2 2023 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2023	Dec. 31, 2022
Assets
Cash and other investments	$520,808	$521,754
Other current assets	173,540	129,277
Intangible assets, net, including goodwill	1,221,786	1,209,574
Other long-term assets	143,609	159,874
Total Assets	$2,059,743	$2,020,479

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$234,496	$257,413
Long-term debt	347,711	347,581
Other long-term liabilities	285,668	307,972
Redeemable noncontrolling interests	58,012	61,821
Equity excluding treasury stock	1,537,357	1,411,055
Treasury stock	(403,501)	(365,363)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,059,743	$2,020,479

Federated Hermes reports Q2 2023 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Equity
Beginning assets	$83,629	$81,523	$91,676	$81,523	$96,716
Sales[1]	4,869	5,631	6,595	10,500	13,587
Redemptions[1]	(5,697)	(4,736)	(7,564)	(10,433)	(14,634)
Net sales (redemptions)[1]	(828)	895	(969)	67	(1,047)
Net exchanges	5	103	20	108	(154)
Impact of foreign exchange[2]	71	108	(1,199)	179	(1,653)
Market gains and (losses)[3]	115	1,000	(8,540)	1,115	(12,874)
Ending assets	$82,992	$83,629	$80,988	$82,992	$80,988

Fixed Income
Beginning assets	$87,461	$86,743	$92,146	$86,743	$97,550
Sales[1]	4,891	6,047	6,991	10,938	14,415
Redemptions[1]	(4,963)	(7,127)	(8,950)	(12,090)	(18,387)
Net sales (redemptions)[1]	(72)	(1,080)	(1,959)	(1,152)	(3,972)
Net exchanges	6	(101)	(51)	(95)	95
Impact of foreign exchange[2]	43	38	(225)	81	(329)
Market gains and (losses)[3]	(13)	1,861	(3,658)	1,848	(7,091)
Ending assets	$87,425	$87,461	$86,253	$87,425	$86,253

Alternative/Private Markets
Beginning assets	$21,174	$20,802	$23,109	$20,802	$22,920
Sales[1]	643	1,265	1,116	1,908	1,760
Redemptions[1]	(745)	(792)	(1,091)	(1,537)	(1,596)
Net sales (redemptions)[1]	(102)	473	25	371	164
Net exchanges	(4)	1	4	(3)	4
Impact of foreign exchange[2]	539	368	(1,555)	907	(2,192)
Market gains and (losses)[3]	(5)	(470)	202	(475)	889
Ending assets	$21,602	$21,174	$21,785	$21,602	$21,785

Multi-asset
Beginning assets	$2,973	$2,989	$3,555	$2,989	$3,780
Sales[1]	33	47	43	80	117
Redemptions[1]	(143)	(144)	(143)	(287)	(275)
Net sales (redemptions)[1]	(110)	(97)	(100)	(207)	(158)
Net exchanges	1	2	1	3	6
Market gains and (losses)[3]	58	79	(321)	137	(493)
Ending assets	$2,922	$2,973	$3,135	$2,922	$3,135

Total Long-term Assets
Beginning assets	$195,237	$192,057	$210,486	$192,057	$220,966
Sales[1]	10,436	12,990	14,745	23,426	29,879
Redemptions[1]	(11,548)	(12,799)	(17,748)	(24,347)	(34,892)
Net sales (redemptions)[1]	(1,112)	191	(3,003)	(921)	(5,013)
Net exchanges	8	5	(26)	13	(49)
Impact of foreign exchange[2]	653	514	(2,979)	1,167	(4,174)
Market gains and (losses)[3]	155	2,470	(12,317)	2,625	(19,569)
Ending assets	$194,941	$195,237	$192,161	$194,941	$192,161
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2023 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$44,732	$38,897	$43,616	$43,845	$13,040	$8,134	$2,832	$141	$104,220	$91,017
Sales	2,155	2,714	3,836	1,055	439	204	32	1	6,462	3,974
Redemptions	(3,548)	(2,149)	(3,589)	(1,374)	(641)	(104)	(138)	(5)	(7,916)	(3,632)
Net sales (redemptions)	(1,393)	565	247	(319)	(202)	100	(106)	(4)	(1,454)	342
Net exchanges	(8)	13	6	0	(4)	0	1	0	(5)	13
Impact of foreign exchange[2]	131	(60)	34	9	322	217	0	0	487	166
Market gains and (losses)[3]	921	(806)	(19)	6	182	(187)	55	3	1,139	(984)
Ending assets	$44,383	$38,609	$43,884	$43,541	$13,338	$8,264	$2,782	$140	$104,387	$90,554

	Six Months Ended
	June 30, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634
Sales	5,326	5,174	8,091	2,847	1,283	625	79	1	14,779	8,647
Redemptions	(6,544)	(3,889)	(8,288)	(3,802)	(1,298)	(239)	(277)	(10)	(16,407)	(7,940)
Net sales (redemptions)	(1,218)	1,285	(197)	(955)	(15)	386	(198)	(9)	(1,628)	707
Net exchanges	82	26	(95)	0	20	(23)	3	0	10	3
Impact of foreign exchange[2]	216	(37)	59	22	546	361	0	0	821	346
Market gains and (losses)[3]	1,961	(846)	937	911	(263)	(212)	126	11	2,761	(136)
Ending assets	$44,383	$38,609	$43,884	$43,541	$13,338	$8,264	$2,782	$140	$104,387	$90,554
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2023 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total Fund Assets
Beginning assets	$104,220	$102,423	$124,968	$102,423	$135,294
Sales	6,462	8,317	8,743	14,779	18,600
Redemptions	(7,916)	(8,491)	(12,993)	(16,407)	(26,097)
Net sales (redemptions)	(1,454)	(174)	(4,250)	(1,628)	(7,497)
Net exchanges	(5)	15	(27)	10	(48)
Impact of foreign exchange[1]	487	334	(1,827)	821	(2,593)
Market gains and (losses)[2]	1,139	1,622	(9,530)	2,761	(15,822)
Ending assets	$104,387	$104,220	$109,334	$104,387	$109,334

Total Separate Account Assets[3]
Beginning assets	$91,017	$89,634	$85,518	$89,634	$85,672
Sales[4]	3,974	4,673	6,002	8,647	11,279
Redemptions[4]	(3,632)	(4,308)	(4,755)	(7,940)	(8,795)
Net sales (redemptions)[4]	342	365	1,247	707	2,484
Net exchanges	13	(10)	1	3	(1)
Impact of foreign exchange[1]	166	180	(1,152)	346	(1,581)
Market gains and (losses)[2]	(984)	848	(2,787)	(136)	(3,747)
Ending assets	$90,554	$91,017	$82,827	$90,554	$82,827

Total Long-term Assets[3]
Beginning assets	$195,237	$192,057	$210,486	$192,057	$220,966
Sales[4]	10,436	12,990	14,745	23,426	29,879
Redemptions[4]	(11,548)	(12,799)	(17,748)	(24,347)	(34,892)
Net sales (redemptions)[4]	(1,112)	191	(3,003)	(921)	(5,013)
Net exchanges	8	5	(26)	13	(49)
Impact of foreign exchange[1]	653	514	(2,979)	1,167	(4,174)
Market gains and (losses)[2]	155	2,470	(12,317)	2,625	(19,569)
Ending assets	$194,941	$195,237	$192,161	$194,941	$192,161
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q2 2023 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
By Asset Class
Equity	$82,992	$83,629	$81,523	$74,684	$80,988
Fixed-income	87,425	87,461	86,743	85,365	86,253
Alternative / private markets	21,602	21,174	20,802	20,182	21,785
Multi-asset	2,922	2,973	2,989	2,902	3,135
Total long-term assets	194,941	195,237	192,057	183,133	192,161
Money market	509,017	505,800	476,844	441,294	439,697
Total Managed Assets	$703,958	$701,037	$668,901	$624,427	$631,858

By Product Type
Funds:
Equity	$44,383	$44,732	$43,342	$40,633	$44,207
Fixed-income	43,884	43,616	43,180	44,896	48,215
Alternative / private markets	13,338	13,040	13,050	12,680	13,911
Multi-asset	2,782	2,832	2,851	2,784	3,001
Total long-term assets	104,387	104,220	102,423	100,993	109,334
Money market	364,014	357,346	335,937	309,859	298,031
Total Fund Assets	$468,401	$461,566	$438,360	$410,852	$407,365
Separate Accounts:
Equity	$38,609	$38,897	$38,181	$34,051	$36,781
Fixed-income	43,541	43,845	43,563	40,469	38,038
Alternative / private markets	8,264	8,134	7,752	7,502	7,874
Multi-asset	140	141	138	118	134
Total long-term assets	90,554	91,017	89,634	82,140	82,827
Money market	145,003	148,454	140,907	131,435	141,666
Total Separate Account Assets	$235,557	$239,471	$230,541	$213,575	$224,493
Total Managed Assets	$703,958	$701,037	$668,901	$624,427	$631,858

Federated Hermes reports Q2 2023 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
By Asset Class
Equity	$83,025	$84,155	$79,544	$81,809	$85,785
Fixed-income	87,504	88,209	87,849	87,042	88,740
Alternative / private markets	21,411	20,938	20,926	21,193	22,230
Multi-asset	2,929	3,012	2,988	3,144	3,337
Total long-term assets	194,869	196,314	191,307	193,188	200,092
Money market	510,418	483,083	442,334	438,601	417,778
Total Avg. Managed Assets	$705,287	$679,397	$633,641	$631,789	$617,870

By Product Type
Funds:
Equity	$44,218	$45,055	$43,131	$45,135	$47,504
Fixed-income	43,827	43,961	44,099	47,489	51,173
Alternative / private markets	13,181	13,062	13,140	13,432	14,297
Multi-asset	2,787	2,869	2,855	3,012	3,193
Total long-term assets	104,013	104,947	103,225	109,068	116,167
Money market	362,608	333,358	309,232	301,940	275,631
Total Avg. Fund Assets	$466,621	$438,305	$412,457	$411,008	$391,798
Separate Accounts:
Equity	$38,807	$39,100	$36,413	$36,674	$38,281
Fixed-income	43,677	44,248	43,750	39,553	37,567
Alternative / private markets	8,230	7,876	7,786	7,761	7,933
Multi-asset	142	143	133	132	144
Total long-term assets	90,856	91,367	88,082	84,120	83,925
Money market	147,810	149,725	133,102	136,661	142,147
Total Avg. Separate Account Assets	$238,666	$241,092	$221,184	$220,781	$226,072
Total Avg. Managed Assets	$705,287	$679,397	$633,641	$631,789	$617,870

Federated Hermes reports Q2 2023 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2023	June 30, 2022
By Asset Class
Equity	$83,590	$88,910
Fixed-income	87,856	92,108
Alternative / private markets	21,174	22,539
Multi-asset	2,971	3,479
Total long-term assets	195,591	207,036
Money market	496,751	425,516
Total Avg. Managed Assets	$692,342	$632,552

By Product Type
Funds:
Equity	$44,637	$49,962
Fixed-income	43,893	54,293
Alternative / private markets	13,121	14,521
Multi-asset	2,828	3,326
Total long-term assets	104,479	122,102
Money market	347,983	283,394
Total Avg. Fund Assets	$452,462	$405,496
Separate Accounts:
Equity	$38,953	$38,948
Fixed-income	43,963	37,815
Alternative / private markets	8,053	8,018
Multi-asset	143	153
Total long-term assets	91,112	84,934
Money market	148,768	142,122
Total Avg. Separate Account Assets	$239,880	$227,056
Total Avg. Managed Assets	$692,342	$632,552